UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2013

MORGAN’S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4829 Galaxy Parkway, Suite S, Cleveland, OH	44128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Description of Common Shares

The following is a summary of the material provisions concerning the common shares contained in our Amended and Restated Articles of Incorporation (“Articles”) and our Amended Code of Regulations (“Regulations”). Reference is made to such Articles and Regulations, which we have filed with the SEC.

Authorized Number

Our Articles authorize the issuance of up to 26,000,000 shares, consisting of 25,000,000 Common Shares, without par value (the “Common Shares”) and 1,000,000 Preferred Shares, without par value (the “Preferred Shares”). As of October 25, 2013, there are 4,046,147 Common Shares issued and outstanding and no Preferred Shares issued and outstanding.

Common Shares

Holders of our Common Shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of our Preferred Shares, if any. Except as provided in connection with our Preferred Shares or as otherwise may be required by law or our Articles, our Common Shares are the only capital stock entitled to vote in the election of directors.

Shareholders of Morgan’s Foods have cumulative voting rights in the election of directors if any shareholder gives notice in writing to the president or a vice president or the secretary of Morgan’s Foods not less than 48 hours before the time fixed for holding the meeting that cumulative voting at this election is desired and an announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice. In this event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

Subject to the rights of holders of our Preferred Shares, if any, holders of our Common Shares are entitled to receive dividends and distributions lawfully declared by our Board of Directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our Common Shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of Preferred Shares are entitled by the express terms of that series of Preferred Shares.

Our outstanding Common Shares are fully paid and nonassessable. Our Common Shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized Common Shares as it is authorized by our Board of Directors from time to time, without shareholder approval.

Preferred Shares

The Articles authorize the Board of Directors of the Company to fix the number of Preferred Shares and determine the designation of any series of the authorized Preferred Shares and to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any unissued series of Preferred Shares. The Board has previously designated 100,000 of the Preferred Shares as “Series A Preferred Shares” in connection with a past shareholders rights agreement that has since been terminated, with terms as reflected in the Articles. As of the date of this Form 8-K, the Company has not issued any Preferred Shares, including any Series A Preferred Shares. The issuance of Preferred Shares could have the effect of delaying or preventing a change in control of the Company.

Certain Provisions of Ohio Law

Under Section 1701.59(E) of the Ohio Revised Code (the “Ohio Code”), unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Code, which relates to:

●

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or the corporation’s articles;

●	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and
●

the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation who determined that the loan could reasonably be expected to benefit the corporation.

Section 1701.59(E) applies to our Board of Directors because our Articles and Code do not specifically exclude its applicability. In addition, Section 1701.59(F) of the Ohio Code provides that a director of an Ohio corporation, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation’s shareholders and may consider, in his discretion, any of the following: (1) the interests of the corporation’s employees, suppliers, creditors and customers; (2) the economy of the State of Ohio and the nation; (3) community and societal considerations; and (4) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

The Ohio Code also authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions.

The indemnification provisions of the Ohio Code also require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and director and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

The Company’s Code provides for the indemnification of directors and officers of the Company to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Company, and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the Company upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director is entitled to indemnification.

These provisions regarding director liability may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Several provisions of the Ohio Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (Control Share Acquisitions), Chapter 1704 (Business Combinations) and Section 1707.041 (Control Bids); provided, however the Company has opted out of Section 1701.831 in its Regulations.

These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board of Directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our Board of Directors based upon careful consideration of the proposed terms, such as, among other factors, the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

The Ohio Code’s Business Combination and Control Bids provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Code.

Business Combinations

We are subject to Chapter 1704 of the Ohio Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

●	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;
●

the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

●	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Control Bids

Section 1707.041 of the Ohio Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees, the subject corporation and the Ohio Division of Securities. Control bids include the purchase or offer to purchase any equity security of such a corporation from a resident of Ohio if, after the purchase of that security, the offeror would be directly or indirectly the beneficial owner of more than 10% of any class of issued and outstanding equity securities of the corporation. Information that must be provided in connection with a control bid includes a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject corporation, sell its assets, effect a merger or consolidation of the corporation, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject corporation or of any of its subsidiaries or affiliates, change or reduce its work force or the work force of any of its subsidiaries or affiliates, or make any other major change in the corporation’s business, corporate structure, management personnel or policies of employment. A “control bid” does not include an offer to acquire any equity security, or the acquisition of any equity security pursuant to an offer, for the sole account of the offeror, from not more than fifty persons, made in good faith and not for the purpose of avoiding the provisions of Section 1707.041 of the Ohio Code.

Section 1707.043 of the Ohio Code, the so-called “green mail disgorgement” statute, provides an Ohio corporation, or in certain circumstances the shareholders of an Ohio corporation, the right to recover profits realized under certain circumstances by persons who dispose of securities of a corporation within 18 months of proposing to acquire such corporation.

The foregoing provisions of our Articles and Regulations, together with certain provisions of the Ohio antitakeover laws (Chapter 1704, Section 1707.041 and Section 1707.043 of the Ohio Code), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan’s Foods, Inc.

Dated:October 25, 2013	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Executive Vice President, Chief Financial Officer & Secretary